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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB/A, Amendment No. 4 into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-54222, 333-62071, 333-18819 and 333-73349) and Form S-8 (File No.
333-39137).


ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
 May 18, 2001